Exhibit 99.1

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek Technologies Reports
Profitable First-Quarter
DENVER – May 15, 2006 – For the three months ended March 31, 2006, Metretek Technologies, Inc. (Amex: MEK) reported revenues of $14.8 million and net income of $638,000, or $0.05 per basic share, compared to revenues of $7.8 million and a net loss, including a $300,000 loss from discontinued operations, of $278,000, or $0.02 per basic share, in the first quarter 2005.
“The 90% increase in revenues reflects higher sales at all three of our subsidiaries, led by PowerSecure, where revenues increased by $5.8 million, or 153%, to $9.7 million,” said W. Phillip Marcum, president and chief executive officer of Metretek Technologies. “With anticipated revenue recognition skewed toward the last three quarters of the year, PowerSecure remains on track to achieve approximately $90 million in sales in 2006.
“Southern Flow also did exceptionally well,” said Marcum, “with sales up by $1.1 million, or 34%, to $4.3 million, due to favorable market conditions in the oil and gas sector, as well as increased field work and equipment sales to repair damage to customers’ facilities incurred during the hurricanes of late 2005.
“Earlier we anticipated consolidated net operating results of breakeven to a small net loss in the first quarter, due primarily to a substantial first-quarter investment in overhead necessary to support PowerSecure’s production schedule. The better-than-anticipated bottom-line results reflect the strong recovery in Southern Flow’s business and higher-than-expected revenues at PowerSecure due to revenue recognition on certain projects that were slightly ahead of schedule.
“Several transactions occurred during the first quarter, or shortly thereafter, that significantly changed the overall financial position of the Company,” added Marcum. “On February 19, 2006, the Company completed a warrant call that resulted in the retirement of substantially all of the Company’s outstanding warrants, and resulted in net proceeds of approximately $1.8 million. In addition, the Company invested $1.2 million by purchasing additional equity interests in its unconsolidated affiliate (consisting of disposal well operations in the Denver-Julesburg Basin), thereby raising its equity interests from 27% to 36%. Finally, on April 7, the Company completed a private placement of common stock that raised gross proceeds of $28.2 million and realized net proceeds of approximately $26 million, approximately $5.6 million of which was used to retire substantially all of the Company’s structured debt. With these transactions, Metretek has a substantial cash position and the strongest balance sheet in its history and is, we believe, well positioned to achieve its financial goals in 2006.”
Updated Guidance for 2006:
In a March 15, 2006 press release, the Company anticipated that its net income for fiscal 2006 would be in the range of $10 million to $13 million, or approximately $0.75 to $1.00 per basic share on the number of shares then outstanding, on total revenues of approximately $110 million. In light of improving operations at Southern Flow and the benefits (avoiding interest charges that were previously anticipated and earning interest on the current cash balance) of the stronger balance sheet, the Company now expects that net income for 2006 will be in the range of $11 million to $15 million on total revenues in excess of $110 million; however, because the weighted average number of shares outstanding will increase in

2006 due to the April 2006 equity offering, the earnings-per-basic-share guidance for 2006 remains unchanged at $0.75 to $1.00.
Adjusted EBITDA:
Adjusted EBITDA for the three months ended March 31, 2006 was $1,059,000, as compared to $378,000 for the three months ended March 31, 2005, a $681,000 increase.
As computed by the Company, adjusted EBITDA is a non-GAAP financial measure (as such term is defined by the Securities and Exchange Commission) computed as income from continuing operations before interest and finance charges, income taxes, depreciation and amortization, and minority interest.
By eliminating certain expenses not necessarily indicative of the results of the Company’s core operations, management believes that adjusted EBITDA offers a useful tool to measure and monitor the Company’s operating performance, and provides meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results. Adjusted EBITDA is also used by management to assist in planning and forecasting future operations. However, adjusted EBITDA as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles (“GAAP”), such as net income.
Conference Call and Webcast:
At 9 a.m. MDT (11 a.m. EDT) today, May 15, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing in to the Metretek Technologies conference call. The call is being Webcast and can be accessed live via the Internet at the Company’s website, www.metretek.com; to access the call, click on the “Investor Info” button and then click on the icon for the “2006 first-quarter results teleconference.” The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.earnings.com; to access the call, type in Metretek’s stock symbol, MEK, in the top right corner of the home page to be taken to the Company’s webcast page. These websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at noon MDT on May 15; you may access the playback by calling 800-642-1687 (or for international callers 706-645-9291) and providing Conference ID number 8932915.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business operations and prospects for the Company and its subsidiaries; the outlook for consolidated revenues and earnings and of PowerSecure’s revenues in 2006; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of PowerSecure to develop and expand its core distributed generation and its new energy-related businesses, services and technologies, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company to obtain adequate supplies of key components and materials for its products and technologies on a timely and cost-effective basis; the effects from time to time of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, service, technologies and markets; the effects of competition; changes in customer and industry demand and preferences and purchasing patterns; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; the effects of international conflicts and terrorism; and other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
(financial tables follow)

Metretek Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	First Quarter Ended
	March 31,
	2006	2005
Total revenues	$14,832,329	$7,810,637
Total costs and expenses	14,764,179	8,261,572

Operating income (loss)	68,150	(450,935)
Equity income	730,468	557,255
Minority interest	(72,464)	(71,124)
Income taxes	(88,515)	(13,285)

Income from continuing operations	637,639	21,911
Loss from disposal of discontinued operations	—	(300,000)

Net income (loss)	$637,639	$(278,089)

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.05	$0.00
Loss from discontinued operations	0.00	(0.02)

Income (loss) per common share	$0.05	$(0.02)

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.04	$0.00
Loss from discontinued operations	0.00	(0.02)

Income (loss) per common share	$0.04	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING,
BASIC	13,183,784	12,194,720

DILUTED	15,151,903	12,733,632

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
	2006	2005
Total current assets	$25,309,091	$18,234,054
Property, plant and equipment, net	3,483,951	3,213,294
Total other assets	13,830,883	11,871,578

Total assets	$42,623,925	$33,318,926

Total current liabilities	$19,121,866	$13,322,898
Long-term notes payable and capital lease obligations	3,962,677	3,596,733
Minority interest in subsidiary	242,219	169,755
Total stockholders’ equity	19,297,163	16,229,540

Total liabilities and stockholders’ equity	$42,623,925	$33,318,926

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
In accordance with Regulation G, set forth below is a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to income from continuing operations, its most directly comparable financial measure computed in accordance with GAAP.

	First Quarter Ended
	March 31,
	2006	2005
Income from continuing operations	$637,639	$21,911
Add back:
Interest and finance charges	88,375	147,198
Income taxes	88,515	13,285
Depreciation and amortization	172,406	124,441
Minority interest	72,464	71,124

Adjusted EBITDA	$1,059,399	$377,959

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